Exhibit 99.1

[GRAPHIC]

Press Release

Titan Reports Record Quarterly Revenues of $472 Million, Up 34%

GAAP EPS $0.18; Pro Forma EPS1 $0.20

Company Increases Guidance for FY 2003 and FY 2004

San Diego, CA—October 23, 2003—The Titan Corporation (NYSE: TTN) today reported results for the third quarter and nine months ending September 30, 2003. Results reflect record organic growth in revenue, and improved operating margins and earnings per share. The Company also announced an increase in guidance for FY 2003 and FY 2004. The financial results and guidance are attached to this release.

Titan reported record quarterly revenues for the third quarter of 2003 of $472 million, an increase of 34% over $353 million in the third quarter of 2002. The organic growth for the quarter was 33% over the prior year, driven by growth in Titan’s core National Security Solutions business.

Net income for the third quarter of 2003 was $15.2 million, or $0.18 per share, compared with a net loss of $225 million or $2.89 per share for the third quarter of 2002. Included in net income for the third quarter of 2003 was a charge of $0.8 million for expenses related to the planned merger with Lockheed Martin Corporation, and a gain from discontinued operations of $0.2 million. Included in the net loss for the third quarter of 2002 is a loss from discontinued operations of $192 million, deferred compensation of $22 million, and exit and restructuring costs of $47 million.

Pro forma net income1 for the third quarter of 2003 was $16.7 million, or $0.20 per share, compared with $10.5 million, or $0.13 per share, for the third quarter of 2002. Benefiting from economies of scale from higher revenues and specific cost containment measures, pro forma operating margins improved to 7.7% in the third quarter of 2003. This compares favorably to the 6.6% and 7.5% pro forma margins in the first and second quarter of 2003, respectively.

[1]	Pro forma results are from continuing operations and exclude non-cash amortization of purchased intangibles, non-cash deferred compensation, merger related costs, exit and restructuring charges and other, and the cumulative effect of a change in accounting principle, as illustrated in the accompanying financial tables. The Company believes that pro forma operating results are a meaningful measurement of operating performance due to the non-cash nature of the amortization of purchased intangibles and deferred compensation, and the non-recurring nature of merger related costs and exit and restructuring charges and other. All numbers used in this release, unless noted as pro forma, are in accordance with Generally Accepted Accounting Principles (GAAP). A reconciliation between pro forma results and results in accordance with GAAP can be found in tables attached to this release.

“The record revenues and continued operating margin improvements this quarter demonstrate our ability to execute our strategy of generating new business, winning recompetes, and implementing operational efficiencies,” said Gene W. Ray, Titan’s chairman, president and CEO. “As planned, we have grown our business organically as a provider of choice for mission critical communications and intelligence solutions for the Department of Defense, Department of Homeland Security, and other federal agencies.”

Bookings2 in the third quarter of 2003 totaled $829 million, building backlog to a record $5.1 billion. The book-to-bill ratio for the third quarter was 1.75 to 1. “Titan’s continuing success at winning new business and the continuation of existing contracts are the direct result of our ability to meet our customers’ rigorous and expanding requirements. These recent contract wins provide Titan with the foundation for generating predictable long-term growth,” added Ray.

Days Sales Outstanding (DSO) improved to 67 days, down from 69 days in the second quarter of 2003. As a result of strong positive cash flow in the third quarter, the Company’s debt and interest expense reduction effort progressed ahead of plan this quarter, with a reduction of net debt of approximately $48 million.

On September 15, 2003, Titan announced it had entered into a definitive merger agreement with Lockheed Martin Corporation. The company continues to expect the merger to close in the first quarter of 2004, as previously announced.

Third Quarter 2003 Operational Highlights

Strong revenue growth for the quarter was largely the result of continued ramp-up of existing large contracts with the military and intelligence communities, including the linguists contract with the Army Intelligence and Security Command, the Enterprise Architecture and Decision Support contract with the National Security Agency, and the Enterprise IT contract with the Special Forces Operational Command, as well as the commencement of several new contracts won in the first half of 2003.

[2]	Bookings are defined as estimated revenue to be generated over the life of new contracts awarded in the period.

Also contributing to increased revenue were the Company’s Affordable Weapon and X-Craft development contracts with the Office of Naval Research, and continued growth in our Department of Homeland Security programs. These contracts, along with awards won in the third quarter from the Army, Air Force, Navy and the Federal Aviation Administration, helped drive organic revenue growth to 33% year-over-year and 8% sequentially quarter-to-quarter.

Increasing Guidance

Citing continued gains in revenue, improvements in operating margin, and exceptionally strong cash flow generation, the Company is increasing guidance for the balance of the current year and for FY 2004. Revised FY 2003 revenue guidance is $1.775 billion to $1.8 billion; GAAP earnings per share are anticipated to be $0.54 to $0.56; and guidance for pro forma earnings per share has increased to $0.72 to $0.74 per share. Revised FY 2004 revenue guidance is $2.1 billion to $2.2 billion, and GAAP earnings per share are anticipated to be $0.87 to $0.93.

“The outlook for the remainder of 2003 and for 2004 is robust, reflecting our record backlog, our expertise at executing large program awards, our strong bid and proposal pipeline, and our proven ability to execute our business development initiatives. Titan is on track to achieve a 28% organic revenue growth rate for FY 2003,” Ray said. “The most significant driver of that growth is the expanding need for more, and increasingly sophisticated, C4ISR [command, control, communications, computers, intelligence, surveillance and reconnaissance] systems, products and services, which is Titan’s core competency.”

Guidance Summary

(in millions except for earnings per share)

	Increased Guidance	Prior Guidance	Increased Guidance	Prior Guidance
	FY 2003	FY 2003 as of Q2 2003	FY 2004	FY 2004 as of Q2 2003

Revenues	$1,775 to $1,800	$1,725 to $1,775	$2,100 to $2,200	$2,000 to $2,100

Revenue Growth Rate	27.5% to 29%	24% to 27.5%	17% to 24%	16% to 18%

Pro forma EPS	$0.72 to $0.74	$0.70 to $0.72	N/A*	N/A*

GAAP EPS	$0.54 to $0.56	$0.52 to $0.54	$0.87 to $0.93	$0.84 to $0.88

EBITDA	$150 to $154	$142 to $148	$180 to $188	$170 to $178

Free Cash Flow from Continuing Operations**	$65 to $75	$54 to $64	$ 85 to $95	$75 to $85

*	The Company is only providing GAAP guidance for 2004.
**	Free cash flow is defined as net cash flow from continuing operations less capital expenditures.

Conference Call

A conference call to discuss these results will be held at 11 a.m. EDT on Thursday, October 23, 2003 (8 a.m. Pacific time), which will also be available online at www.titan.com.

About Titan

Headquartered in San Diego, The Titan Corporation is a leading provider of comprehensive information and communications systems solutions and services to the Department of Defense, intelligence agencies, and other federal government customers. As a provider of national security solutions, the company has approximately 11,000 employees and current annualized sales of approximately $1.9 billion.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward looking statements include the Company’s beliefs and statements regarding increasing revenues and earnings guidance for the remainder of 2003 and 2004, expanding needs of the government for company products and services driving growth, expertise at executing large contracts, a strong bid and proposal pipeline, ability to execute on business development initiatives, continued gains in revenue, improvements in operating margin, receivables collection, strong cash flow, expected FY 2003 organic growth rate of 28%, that new contracts will provide the company with additional opportunities to continue to grow our revenues, and EPS, EBITDA, free cash flow and days sales outstanding guidance. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company’s dependence on continued funding of U.S. Department of Defense and federal civilian agency programs, contract termination risks, risks associated with acquiring other companies, including integration risks, risks associated with the spin-off of SureBeam, risks associated with selling and/or winding down our discontinued operations, risks associated with the definitive merger agreement between Titan and Lockheed Martin Corporation, including regulatory, anti-trust, and shareholder approval, additional risks as disclosed in the Lockheed Martin S-4 filed with the Securities and Exchange commission, and other risks described in Titan’s Securities and Exchange Commission filings.

Investor Relations Contact:	Media Contact:
Laura Catalino	Wil Williams
Vice President of Investor Relations	Vice President of Corporate Communications
(858) 552-9848	(858) 552-9724
invest@titan.com	wwilliams@titan.com

For Press Releases and other Titan information, see The Titan Corporation’s Web site: www.titan.com

To receive press releases via electronic mail, please contact invest@titan.com

THE TITAN CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues	$471,854	$352,819	$1,287,414	$1,012,798

Costs and expenses:
Cost of revenues	396,197	286,977	1,076,761	817,161
Selling, general and administrative	36,430	38,417	109,258	108,394
Research and development	3,075	2,279	7,799	7,051
Amortization of purchased intangibles	1,059	1,517	3,345	4,184
Deferred compensation	1,006	22,440	6,686	24,851
Exit and restructuring charges and other	—	46,743	—	50,062
Merger related costs	750	—	750	—

Total costs and expenses	438,517	398,373	1,204,599	1,011,703

Operating profit (loss)	33,337	(45,554)	82,815	1,095
Interest expense—net	(8,359)	(7,697)	(23,710)	(23,454)
Debt extinguishment costs	—	—	(12,423)	(9,435)

Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	24,978	(53,251)	46,682	(31,794)
Income tax provision (benefit)	9,991	(19,735)	18,673	(10,945)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	14,987	(33,516)	28,009	(20,849)
Income (loss) from discontinued operations, net of tax benefit	190	(191,782)	34	(209,729)

Income (loss) before cumulative effect of change in accounting principle	15,177	(225,298)	28,043	(230,578)
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	—	(40,111)

Net income (loss)	15,177	(225,298)	28,043	(270,689)
Dividend requirements on preferred stock	(172)	(172)	(516)	(517)

Net income (loss) applicable to common stock	$15,005	$(225,470)	$27,527	$(271,206)

Basic earnings (loss) per share:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$0.18	$(0.43)	$0.35	$(0.28)
Income (loss) from discontinued operations, net of tax benefit	—	(2.46)	—	(2.79)
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	—	(0.53)

Net income (loss)	$0.18	$(2.89)	$0.35	$(3.60)

Weighted average shares	80,210	77,820	79,374	75,270

Diluted earnings (loss) per share:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$0.18	$(0.43)	$0.33	$(0.28)
Income (loss) from discontinued operations, net of tax benefit	—	(2.46)	—	(2.79)
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	—	(0.53)

Net income (loss)	$0.18	$(2.89)	$0.33	$(3.60)

Weighted average shares	84,210	77,820	82,296	75,270

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THE TITAN CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS

EXCLUDING DEBT EXTINGUISHMENT COSTS,

EXIT AND RESTRUCTURING CHARGES AND OTHER, MERGER RELATED COSTS

AMORTIZATION OF PURCHASED INTANGIBLES, DEFERRED COMPENSATION,

AND THE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE

(Unaudited)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues	$471,854	$352,819	$1,287,414	$1,012,798

Costs and expenses:
Cost of revenues	396,197	286,977	1,076,761	817,161
Selling, general and administrative	36,430	38,417	109,258	108,394
Research and development	3,075	2,279	7,799	7,051

Total costs and expenses	435,702	327,673	1,193,818	932,606

Operating profit	36,152	25,146	93,596	80,192
Interest expense—net	(8,359)	(7,697)	(23,710)	(23,454)

Income before income taxes	27,793	17,449	69,886	56,738
Income tax provision	11,117	6,980	27,954	22,695

Net income	16,676	10,469	41,932	34,043
Dividend requirements on preferred stock	(172)	(172)	(516)	(517)

Net income applicable to common stock	$16,504	$10,297	$41,416	$33,526

Basic earnings per share:
Net income	$0.21	$0.13	$0.52	$0.44

Weighted average shares	80,210	77,820	79,374	75,270

Diluted earnings per share:
Net income	$0.20	$0.13	$0.50	$0.42

Weighted average shares	84,210	80,690	82,296	78,918

The above pro forma amounts have been adjusted to eliminate debt extinguishment costs, exit and restructuring charges and other, merger related costs, amortization of purchased intangibles, deferred compensation, and the cumulative effect of change in accounting principle, net of the related tax benefit. This pro forma information is not prepared in accordance with generally accepted accounting principles.

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THE TITAN CORPORATION

RECONCILIATION OF GAAP CONSOLIDATED STATEMENTS OF OPERATIONS TO

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three months ended September 30, 2003		Nine months ended September 30, 2003
	GAAP	PRO FORMA	GAAP	PRO FORMA
Revenues	$471,854	$471,854	$1,287,414	$1,287,414

Costs and expenses:
Cost of revenues	396,197	396,197	1,076,761	1,076,761
Selling, general and administrative	36,430	36,430	109,258	109,258
Research and development	3,075	3,075	7,799	7,799
Amortization of purchased intangibles	1,059	—	3,345	—
Deferred compensation	1,006	—	6,686	—
Merger related costs	750	—	750	—

Total costs and expenses	438,517	435,702	1,204,599	1,193,818

Operating profit	33,337	36,152	82,815	93,596
Interest expense—net	(8,359)	(8,359)	(23,710)	(23,710)
Debt extinguishment costs	—	—	(12,423)	—

Income from continuing operations before income taxes	24,978	27,793	46,682	69,886
Income tax provision	9,991	11,117	18,673	27,954

Income from continuing operations	14,987	16,676	28,009	41,932
Income from discontinued operations, net of tax benefit	190	—	34	—

Net income	15,177	16,676	28,043	41,932
Dividend requirements on preferred stock	(172)	(172)	(516)	(516)

Net income applicable to common stock	$15,005	$16,504	$27,527	$41,416

Basic earnings per share:
Income from continuing operations	$0.18	$0.21	$0.35	$0.52
Income from discontinued operations, net of tax benefit	—	—	—	—

Net income	$0.18	$0.21	$0.35	$0.52

Weighted average shares	80,210	80,210	79,374	79,374

Diluted earnings per share:
Income from continuing operations	$0.18	$0.20	$0.33	$0.50
Income from discontinued operations, net of tax benefit	—	—	—	—

Net income	$0.18	$0.20	$0.33	$0.50

Weighted average shares	84,210	84,210	82,296	82,296

The above pro forma amounts have been adjusted to eliminate debt extinguishment costs, merger related costs, amortization of purchased intangibles, and deferred compensation. The pro forma information is not prepared in accordance with generally accepted accounting principles.

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THE TITAN CORPORATION

RECONCILIATION OF GAAP CONSOLIDATED STATEMENTS OF OPERATIONS TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three months ended September 30, 2002		Nine months ended September 30, 2002
	GAAP	PRO FORMA	GAAP	PRO FORMA
Revenues	$352,819	$352,819	$1,012,798	$1,012,798

Costs and expenses:
Cost of revenues	286,977	286,977	817,161	817,161
Selling, general and administrative	38,417	38,417	108,394	108,394
Research and development	2,279	2,279	7,051	7,051
Amortization of purchased intangibles	1,517	—	4,184	—
Deferred compensation	22,440	—	24,851	—
Exit and restructuring charges and other	46,743	—	50,062	—

Total costs and expenses	398,373	327,673	1,011,703	932,606

Operating profit (loss)	(45,554)	25,146	1,095	80,192
Interest expense—net	(7,697)	(7,697)	(23,454)	(23,454)
Debt extinguishment costs	—	—	(9,435)	—

Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	(53,251)	17,449	(31,794)	56,738
Income tax provision (benefit)	(19,735)	6,980	(10,945)	22,695

Income (loss) from continuing operations before cumulative effect of change in accounting principle	(33,516)	10,469	(20,849)	34,043
Loss from discontinued operations, net of tax benefit	(191,782)	—	(209,729)	—

Income (loss) before cumulative effect of change in accounting principle	(225,298)	10,469	(230,578)	34,043
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	(40,111)	—

Net income (loss)	(225,298)	10,469	(270,689)	34,043
Dividend requirements on preferred stock	(172)	(172)	(517)	(517)

Net income (loss) applicable to common stock	$(225,470)	$10,297	$(271,206)	$33,526

Basic earnings (loss) per share:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$(0.43)	$0.13	$(0.28)	$0.44
Loss from discontinued operations, net of tax benefit	(2.46)	—	(2.79)	—
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	(0.53)	—

Net income (loss)	$(2.89)	$0.13	$(3.60)	$0.44

Weighted average shares	77,820	77,820	75,270	75,270

Diluted earnings (loss) per share:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$(0.43)	$0.13	$(0.28)	$0.42
Loss from discontinued operations, net of tax benefit	(2.46)	—	(2.79)	—
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	(0.53)	—

Net income (loss)	$(2.89)	$0.13	$(3.60)	$0.42

Weighted average shares	77,820	80,690	75,270	78,918

The above pro forma amounts have been adjusted to eliminate debt extinguishment costs, exit and restructuring charges and other, amortization of purchased intangibles, deferred compensation and the cumulative effect of a change in accounting principle, net of the related tax benefits. The variance in the GAAP and pro forma income tax rates is a result of non-deductible items for the amortization of purchased intangibles, deferred compensation and exit and restructuring charges and other. The pro forma information is not prepared in accordance with generally accepted accounting principles.

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THE TITAN CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands)

	As of 09/30/2003	As of 06/30/2003
Cash and cash equivalents	$31,735	$23,628
Accounts receivable—net	346,934	330,321
Inventories	31,500	25,161
Current portion of amounts outstanding under line of credit	3,500	3,500
Long-term portion of amounts outstanding under line of credit	343,000	383,875
Stockholders’ equity	366,110	335,528

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